SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CITIGROUP INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State of Incorporation
or Organization)
52-1568099
(I.R.S. Employer Identification no.)
399 Park Avenue
New York, New York 10043
(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-132177
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Depositary Shares, Each Representing a 1/1000th Interest in a Share of 8.125% Non-Cumulative Preferred Stock, Series AA	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
INDEX TO EXHIBITS

Item 1. Description of Registrant’s Securities to be Registered.
     Citigroup Inc. (the “Registrant”) registers hereunder its depositary shares (the “Depositary Shares”) representing fractional interests in its 8.125% Non-Cumulative Preferred Stock, Series AA (the “Preferred Stock”). For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Preferred Stock” on pages 50 through 53 and “Description of Depositary Shares” on pages 53 through 55 of the Registrant’s prospectus dated March 2, 2006 (Registration No. 333-132177). In addition, a detailed description of the Preferred Stock and the Depositary Shares may be found under the heading “Description of the Preferred Stock” on pages S-7 through S-16 and “Description of the Depositary Shares” on pages S-17 through S-18 of the prospectus supplement dated January 18, 2008, which description, and Registrant’s prospectus, is hereby incorporated herein by reference and made part of this registration statement in its entirety.
Item 2. Exhibits.
     3 (A). Restated Certificate of Incorporation of Citigroup Inc., incorporated by reference to Exhibit 4.01 to the Registrant’s Registration Statement on Form S-3 filed December 15, 1998 (No. 333-68949).
     3 (B). Certificate of Amendment to the Restated Certificate of Incorporation of Citigroup Inc. dated April 18, 2006, incorporated by reference to Exhibit 3.01.6 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006 (File No. 1-9924).
     3 (C). By-Laws of the Registrant, as amended, effective October 16, 2007, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed October 19, 2007 (File No. 1-9924).
     4 (A). Certificate of Designation of the 8.125% Non-Cumulative Preferred Stock, Series AA, of the Registrant, incorporated by reference to Exhibit 3.10 to the Registrant’s Current Report on Form 8-K filed on January 25, 2008.
     4 (B). Deposit Agreement by and among the Registrant, The Bank of New York and all holders from time to time of the Depositary Receipts, incorporated by reference to Exhibit 4.10 to the Registrant’s Current Report on Form 8-K filed on January 25, 2008.
     4 (C). Form of Depositary Receipt for the Depositary Shares (included in Exhibit 4 (B) hereto).
     4 (D). Form of certificate representing the 8.125% Non-Cumulative Preferred Stock, Series AA (included in Exhibit 4 (A) hereto).
     99 (A). Prospectus dated March 2, 2006, incorporated by reference to the Registrant’s automatic shelf registration statement on Form S-3 filed on March 2, 2006 (Registration No. 333-132177) (the “Registration Statement”).

     99 (B). Prospectus Supplement dated January 18, 2008, incorporated by reference to the Registrant’s filing under Rule 424(b)(2) on January 22, 2008.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Inc. (Registrant)
By:	/s/Charles E. Wainhouse
	Name:	Charles E. Wainhouse
	Title:	Assistant Treasurer

Date: January 25, 2008

INDEX TO EXHIBITS

Exhibit No.	Exhibit

3 (A).	Restated Certificate of Incorporation of Citigroup Inc., incorporated by reference to the Registration Statement on Form S-3 filed December 15, 1998 (No. 333-68949).

3 (B).	Certificate of Amendment to the Restated Certificate of Incorporation of Citigroup Inc. dated April 18, 2006, incorporated by reference to Exhibit 3.01.6 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006 (File No. 1-9924).

3 (C).	By-Laws of the Registrant, as amended, effective October 16, 2007, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed October 19, 2007 (File No. 1-9924).

4 (A).	Certificate of Designation of the 8.125% Non-Cumulative Preferred Stock, Series AA, of the Registrant, incorporated by reference to Exhibit 3.10 to the Registrant’s Current Report on Form 8-K filed on January 25, 2008.

4 (B).	Deposit Agreement by and among the Registrant, The Bank of New York and all holders from time to time of the Depositary Receipts, incorporated by reference to Exhibit 4.10 to the Registrant’s Current Report on Form 8-K filed on January 25, 2008.

4 (C).	Form of Depositary Receipt for the Depositary Shares (included in Exhibit 4 (B) hereto).

4 (D).	Form of certificate representing the 8.125% Non-Cumulative Preferred Stock, Series AA (included in Exhibit 4 (A) hereto).

99 (A).	Prospectus dated March 10, 2006, incorporated by reference to the Registration Statement.

99 (B).	Prospectus Supplement dated January 18, 2008, incorporated by reference to the Registrant’s filing under Rule 424(b)(2) on January 22, 2008.

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